Exhibit 99
PRESS RELEASE

For Release:	May 1, 2008
Nasdaq:	MFNC
Contact:	Investor Relations at (888) 343-8147
Website:	www.bankmbank.com
MACKINAC FINANCIAL CORPORATION
REPORTS FIRST QUARTER 2008 RESULTS
(Manistique, Michigan) – Mackinac Financial Corporation (Nasdaq: MFNC), the bank holding company for mBank (the “Bank”) today announced first quarter 2008 income of $.139 million or $.04 per share compared to net income of $1.035 million, or $.30 per share for the first quarter of 2007. The results of operations for the first quarter of 2007 include the proceeds received, $470,000, in the settlement of a lawsuit against the Corporation’s former accountants. Excluding the lawsuit settlement, the net income in the first quarter of 2007 amounted to $.565 million, or $.17 per share. Weighted average shares outstanding amounted to 3,428,695 in both periods.
Operating income in the first quarter was impacted by net interest margin pressure. Net interest income declined from $3.178 million, 3.55%, in the first quarter of 2007 to $3.045 million, 3.13%, for the same period in 2008. This decline in margin was attributed to an asset sensitive balance sheet and a significant level of wholesale funding. Wholesale funding costs have not declined in line with overall market rates due to an increase in funding demand to address overall market liquidity. Paul Tobias, Chairman and Chief Executive Officer commented, “The decline in our net interest margin does concern us and we are taking steps to mitigate the short-term impact of higher cost funding. We will initiate cost reduction efforts throughout the Corporation to offset the margin shortfall in 2008. As we progress through the year, a good portion of our liabilities will reprice, producing higher margins. In addition, we are reviewing all loan relationships as they come due and repricing renewals and new loans with a spread off of a base rate that provides acceptable returns to shareholders.”
Total assets of the Corporation at March 31, 2008, were $417.175 million, up 11.06% from the $375.644 million in total assets reported at March 31, 2007. First quarter-end total assets were up 2.03% from the $408.880 million of total assets at year-end 2007.
Total loans at March 31, 2008, were $360.056 million, a 13.08% increase from the $318.421 million at March 31, 2007. Total loans at the end of the first quarter of 2008 increased $4.977 million, or 1.40% from year-end 2007 total loans of $355.079 million. Tobias stated, “Loan growth in the first quarter was impacted by $4.4 million in paydowns; however, our first quarter new loan production was strong at $17.8 million, which should translate into solid growth in the near term as these loans fund. We continue to see loan demand; however, activity has slowed with economic uncertainty. We will be selective with loan growth opportunities in 2008 through stricter credit standards and enhanced pricing. We will also use extreme caution on renewals and extensions of existing loans and reevaluate these credits to determine if these relationships fit our current risk and pricing requirements.”

Total deposits of $326.047 million at March 31, 2008 were up 7.11% from deposits of $304.412 million on March 31, 2007. Deposits were up 1.63% from year-end 2007 deposits of $320.827 million. Deposit growth increases in the 2008 first quarter were due to increases in wholesale brokered deposits of $1.9 million and bank deposits of $3.3 million. Deposit balances increased by $21.6 million from March 2007 to March 2008. In October 2007, the Corporation sold a branch office with $9.3 million in deposits. Deposit growth from March 2007 to March 2008 after adjusting for this sale would total $30.9 million, with $22.2 million from wholesale deposits and $8.7 million representing growth in bank deposits. Mr. Tobias added, “The competition for deposit growth is intense. We are constantly evaluating our deposit products and market pricing to help stimulate growth. Early in 2008, we added a senior staff position that will focus on deposit growth opportunities in the Upper Peninsula and Northern Lower Peninsula. We continue to supplement our northern branch system by offering competitive rates, low fee and account cost structure, efficient internet banking, remote deposit capture, and courier services.”
Nonperforming assets at the end of the first quarter of 2008 totaled $4.518 million which was down $.716 million from 2007 year end balances. This first quarter decrease was due to the collection of an SBA guarantee on a nonperforming loan. Tobias, commenting on credit quality, stated, “We remain vigilant and believe that we have identified and properly reserved for known credit issues. However, as the economy continues to soften, we will work to minimize the impact that eroding collateral and ability to repay could have on our operating results.”
Shareholders’ equity at March 31, 2008, totaled $39.633 million, or $11.56 per share, compared to $29.932 million, or $8.73 per share on March 31, 2007.
Tobias concluded, “We expect 2008 to be a difficult year for our industry. Credit issues for many banks will become more severe as real estate values continue to fall. This will be accentuated in Michigan, given our troubled State economy. In comparison to our Midwest peers, the portfolio credit quality characteristics are strong; however, we know that we are not immune to continued market deterioration. This quarter’s credit metrics did not require us to recognize a provision. Investors should anticipate that in future quarters loan loss provisions will be required if further market deterioration impacts our weaker credits. That being said, we are confident that we will weather this period of credit concern. We would invite our investors to examine our book value and take comfort in the value per share that has been created. We believe our book value is well protected by reserves and will continue to grow in 2008 and beyond.”
Mackinac Financial Corporation is a registered bank holding company formed under the Bank Holding Company Act of 1956 with assets in excess of $400 million and whose common stock is traded on the NASDAQ stock market as “MFNC.” The principal subsidiary of the Corporation is mBank. Headquartered in Manistique, Michigan, mBank has 12 branch locations; eight in the Upper Peninsula, three in the Northern Lower Peninsula and one in Oakland County, Michigan. The Company’s banking services include commercial lending and treasury management products and services geared toward small to mid-sized businesses, as well as a full array of personal and business deposit products and consumer loans.
Forward-Looking Statements
This release contains certain forward-looking statements. Words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “should,” “will,” and variations of such words and similar expressions are intended to identify forward-looking statements: as defined by the Private Securities Litigation Reform Act of 1995. These statements reflect management’s current beliefs as to expected outcomes of future events and are not guarantees of future performance. These statements involve certain risks, uncertainties and assumptions that are difficult to predict with regard to timing, extent, likelihood, and degree of occurrence. Therefore, actual results and outcomes may materially differ from what may be expressed or forecasted in such forward-looking statements. Factors that could cause a difference include among others: changes in the national and local economies or market conditions; changes in interest rates and banking regulations; the impact of competition from traditional or new sources; and the possibility that anticipated cost savings and revenue enhancements from mergers and acquisitions, bank consolidations, branch closings and other sources may not be fully realized at all or within specified time frames as well as other risks and uncertainties including but not limited to those detailed from time to time in filings of the Company with the Securities and Exchange Commission. These and other factors may cause decisions and actual results to differ materially from current expectations. Mackinac Financial Corporation undertakes no obligation to revise, update, or clarify forward-looking statements to reflect events or conditions after the date of this release.

MACKINAC FINANCIAL CORPORATION AND SUBSIDIARIES
SELECTED FINANCIAL HIGHLIGHTS
(Dollars in thousands, except per share data)

	For The Period Ended
	March 31,	December 31,	March 31,
	2008	2007	2007
	(Unaudited)		(Unaudited)
Selected Financial Condition Data (at end of period):
Total assets	$417,175	$408,880	$375,644
Total loans	360,056	355,079	318,421
Total deposits	326,047	320,827	304,412
Borrowings	48,849	45,949	38,307
Total shareholders’ equity	39,633	39,321	29,932

Selected Statements of Income Data:
Net interest income	$3,045	$13,417	$3,178
Income before taxes	164	2,923	1,035
Net income	139	10,163	1,035
Income per common share — Basic	.04	2.96	.30
Income per common share — Diluted	.04	2.96	.30

Selected Financial Ratios and Other Data:
Performance Ratios:
Net interest margin	3.13%	3.60%	3.55%
Efficiency ratio	95.34	79.46	82.40
Return on average assets	.13	2.59	1.10
Return on average equity	1.42	31.05	14.35

Average total assets	$417,682	$392,313	$380,403
Average total shareholders’ equity	39,491	32,731	29,254
Average loans to average deposits ratio	106.48%	104.94%	102.73%

Common Share Data (at end of period):
Market price per common share	$8.50	$8.98	$9.26
Book value per common share	$11.56	$11.47	$8.73
Common shares outstanding	3,428,695	3,428,695	3,428,695
Weighted average shares outstanding	3,428,695	3,428,695	3,428,695

Other Data (at end of period):
Allowance for loan losses	$3,924	$4,146	$4,975
Non-performing assets	$4,518	$5,234	$4,989
Allowance for loan losses to total loans	1.09%	1.17%	1.56%
Non-performing assets to total assets	1.08%	1.28%	1.33%
Number of:
Branch locations	12	12	13
FTE Employees	103	100	104

MACKINAC FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)

	March 31,	December 31,	March 31,
	2008	2007	2007
	(unaudited)		(unaudited)
ASSETS

Cash and due from banks	$6,849	$6,196	$5,647
Federal funds sold	1,568	166	6,330

Cash and cash equivalents	8,417	6,362	11,977

Interest-bearing deposits in other financial institutions	382	1,810	856
Securities available for sale	24,581	21,597	28,511
Federal Home Loan Bank stock	3,794	3,794	3,794

Loans:
Commercial	291,980	288,839	256,133
Mortgage	64,624	62,703	59,317
Installment	3,452	3,537	2,971

Total Loans	360,056	355,079	318,421
Allowance for loan losses	(3,924)	(4,146)	(4,975)

Net loans	356,132	350,933	313,446

Premises and equipment	11,511	11,609	12,252
Other real estate held for sale	1,137	1,226	127
Other assets	11,221	11,549	4,681

TOTAL ASSETS	$417,175	$408,880	$375,644

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Non-interest-bearing deposits	$26,876	$25,557	$23,416
Interest-bearing deposits
NOW and Money Market	81,952	81,160	70,558
Savings	11,530	12,485	13,488
CDs<$100,000	83,087	80,607	94,067
CDs>$100,000	22,010	22,355	24,475
Brokered	100,592	98,663	78,408

Total deposits	326,047	320,827	304,412

Borrowings
Federal funds purchased	10,410	7,710	—
Short-term	2,159	1,959	—
Long-term	36,280	36,280	38,307

Total borrowings	48,849	45,949	38,307
Other liabilities	2,646	2,783	2,993

Total liabilities	377,542	369,559	345,712

Shareholders’ equity:
Preferred stock — No par value:
Authorized 500,000 shares, no shares outstanding
Common stock and additional paid in capital — No par value
Authorized — 18,000,000 shares
Issued and outstanding - 3,428,695 shares	42,862	42,843	42,750
Accumulated deficit	(3,441)	(3,582)	(12,709)
Accumulated other comprehensive income (loss)	212	60	(109)

Total shareholders’ equity	39,633	39,321	29,932

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$417,175	$408,880	$375,644

MACKINAC FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands except per share data)

	Three Months Ended
	March 31,
	2008	2007
	(Unaudited)	(Unaudited)
INTEREST INCOME:
Interest and fees on loans:
Taxable	$6,100	$6,233
Tax-exempt	108	171
Interest on securities:
Taxable	266	301
Tax-exempt	1	—
Other interest income	89	200

Total interest income	6,564	6,905

INTEREST EXPENSE:
Deposits	3,065	3,222
Borrowings	454	505

Total interest expense	3,519	3,727

Net interest income	3,045	3,178
Provision for loan losses	—	—

Net interest income after provision for loan losses	3,045	3,178

OTHER INCOME:
Service fees	174	161
Net security gains	65	—
Net gains on loan sales	48	108
Proceeds from settlement of lawsuit	—	470
Other	23	174

Total other income	310	913

OTHER EXPENSES:
Salaries and employee benefits	1,807	1,738
Occupancy	355	334
Furniture and equipment	178	157
Data processing	221	171
Professional service fees	153	151
Loan and deposit	110	72
Telephone	45	58
Advertising	60	92
Other	262	283

Total other expenses	3,191	3,056

Income before provision for income taxes	164	1,035
Provision for (benefit of) income taxes	25	—

NET INCOME	$139	$1,035

INCOME PER COMMON SHARE:
Basic	$.04	$.30

Diluted	$.04	$.30

MACKINAC FINANCIAL CORPORATION AND SUBSIDIARIES
LOAN PORTFOLIO AND CREDIT QUALITY
(Dollars in thousands)
Loan Portfolio Balances (at end of period):

	March 31,	December 31,	March 31,
	2008	2007	2007
Commercial Loans
Real estate — operators of nonresidential buildings	$43,167	$41,597	$44,155
Hospitality and tourism	35,760	37,604	33,726
Real estate agents and managers	30,235	29,571	27,313
New car dealers	10,551	10,569	10,139
Other	144,714	130,546	105,937

Total Commercial Loans	264,427	249,887	221,270

1-4 family residential real estate	59,532	57,613	54,204
Consumer	3,452	3,537	2,971
Construction Commercial	27,553	38,952	34,863
Consumer	5,092	5,090	5,113

Total Loans	$360,056	$355,079	$318,421

Credit Quality (at end of period):

	March 31,	December 31,	March 31,
	2008	2007	2007
Nonperforming Assets :
Nonaccrual loans	$3,381	$3,298	$4,142
Loans past due 90 days or more	—	710	720

Total nonperforming loans	3,381	4,008	4,862
Other real estate owned	1,137	1,226	127

Total nonperforming assets	$4,518	$5,234	$4,989

Nonperforming loans as a % of loans	.94%	1.13%	1.53%

Nonperforming assets as a % of assets	1.08%	1.28%	1.33%

Reserve for Loan Losses:
At period end	$3,924	$4,146	$4,975

As a % of loans	1.09%	1.17%	1.56%

As a % of nonperforming loans	116.06%	103.44%	102.32%

As a % of nonaccrual loans	116.06%	125.71%	120.11%

Charge-off Information (year to date):
Average loans	357,778	333,415	318,072

Net charge-offs	222	1,260	31

Charge-offs as a % of average loans	.06%	.38%	.01%

MACKINAC FINANCIAL CORPORATION AND SUBSIDIARIES
QUARTERLY FINANCIAL HIGHLIGHTS

			QUARTER ENDED (Unaudited)

	March 31,	December 31,	September 30,	June 30,	March 31,
	2008	2007	2007	2007	2007
BALANCE SHEET (Dollars in thousands)

Total loans	$360,056	$355,079	$344,149	$338,896	$318,421
Allowance for loan losses	(3,924)	(4,146)	(5,022)	(4,920)	(4,975)

Total loans, net	356,132	350,933	339,127	333,976	313,446
Intangible assets	104	124	143	163	182
Total assets	417,175	408,880	401,213	393,319	375,644
Core deposits	203,445	199,809	218,638	211,773	201,529
Noncore deposits (1)	122,602	121,018	102,733	109,473	102,883

Total deposits	326,047	320,827	321,371	321,246	304,412
Total borrowings	48,849	45,949	38,239	38,307	38,307
Total shareholders’ equity	39,633	39,321	38,697	30,485	29,932
Total shares outstanding	3,428,695	3,428,695	3,428,695	3,428,695	3,428,695

AVERAGE BALANCES (Dollars in thousands)

Assets	$417,682	$406,308	$400,105	$382,065	$380,403
Loans	357,778	350,050	340,391	324,721	318,072
Deposits	336,016	324,194	327,293	309,469	309,619
Equity	39,491	38,973	32,184	30,412	29,254

INCOME STATEMENT (Dollars in thousands)

Net interest income	$3,045	$3,410	$3,560	$3,269	$3,178
Provision for loan losses	—	—	400	—	—

Net interest income after provision	3,045	3,410	3,160	3,269	3,178
Total noninterest income	310	355	396	342	913
Total noninterest expense	3,191	2,978	3,001	3,065	3,056

Income before taxes	164	787	555	546	1,035
Provision for income taxes	25	260	(7,500)	—	—

Net income	$139	$527	$8,055	$546	$1,035

PER SHARE DATA

Earnings — basic	$.04	$.15	$2.35	$.16	$.30
Earnings — diluted	.04	.15	2.35	.16	.30
Book value	11.56	11.47	11.29	8.89	8.73
Market value, closing price	8.50	8.98	8.75	9.45	9.26

ASSET QUALITY RATIOS

Nonperforming loans/total loans	.94%	1.13%	.92%	1.49%	1.53%
Nonperforming assets/total assets	1.08	1.28	.90	1.30	1.33
Allowance for loan losses/total loans	1.09	1.17	1.46	1.45	1.56
Allowance for loan losses/nonperforming loans	116.06	103.42	158.32	97.45	102.32

PROFITABILITY RATIOS

Return on average assets	.13%	.51%	7.99%	.57%	1.10%
Return on average equity	1.42	5.36	99.30	7.20	14.35
Net interest margin	3.13	3.55	3.71	3.60	3.55
Efficiency ratio	95.34	78.02	74.71	83.18	82.39
Average loans/average deposits	106.48	107.98	104.00	104.93	102.73

CAPITAL ADEQUACY RATIOS

Tier 1 leverage ratio	7.85%	8.05%	8.03%	7.97%	7.85%
Tier 1 capital to risk weighted assets	8.84	8.97	9.03	8.85	9.16
Total capital to risk weighted assets	9.92	10.13	10.28	10.10	10.41
Average equity/average assets	9.45	9.59	8.04	7.96	7.69
Tangible equity/tangible assets, period end	9.48	9.59	9.61	7.71	7.92

(1)	Noncore deposits includes Internet CDs, brokered deposits and CDs greater than $100,000

MACKINAC FINANCIAL CORPORATION AND SUBSIDIARIES
QUARTERLY FINANCIAL HIGHLIGHTS
LOAN PORTFOLIO BALANCES
TRANSACTIONAL ACCOUNT DEPOSITS
NET INTEREST MARGIN
EFFICIENCY RATIO